For Immediate Release

March 30, 2001


For more information:                               Steven J. Goldstein
                                                    Chief Financial Officer
                                                    Centura Banks, Inc.
                                                    (252) 454-8356
                                                    sgoldstein@centura.com
                                                    ----------------------------


CENTURA BANKS, INC. INCREASES DIVIDEND AND RESCINDS SHARE

REPURCHASE PROGRAM

ROCKY MOUNT, N.C., March 30, 2001- Centura Banks, Inc. (NYSE: CBC) today announced that its board of directors has declared a second-quarter 2001 cash dividend of $.36 per share and officially rescinded the company's share repurchase program as part of its agreement to be acquired by Royal Bank of Canada (NYSE, TE: RY).

The dividend, which is payable May 4, 2001, to shareholders of record April 24, 2001, represents a 5.9 percent increase over the dividend paid for the second quarter of 2000 and marks the 34th consecutive year in which Centura has increased its dividend.

At the same time, the board officially rescinded Centura's 1.5-million-share repurchase program announced in September of 2000. The company, which repurchased approximately 552,000 shares under the program, hasn't been active in the market since December-2000, and was precluded from repurchasing its own stock as part of its agreement to be acquired by Royal Bank of Canada.

About Centura
-------------

Centura Banks, Inc., a $12 billion-asset financial services company based in North Carolina, provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through more than 240 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and the bank's suite of Internet products and services. In January, the company announced a definitive agreement to be acquired by Royal Bank of Canada in a transaction in which each Centura share will be exchanged for 1.684 shares of Royal Bank. The transaction is expected to close by mid-summer. Additional information may be found on Centura's Website at www.centura.com.

Safe Harbor
-----------

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements about Centura, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Such statements reflect current views, but are based on assumptions and are subject to risks, uncertainties and other factors that may cause results to differ materially from those set forth in such statements. Those factors include, but are not limited to, the following: (i) expected cost savings from completed mergers may not be fully realized or costs or difficulties related to the integration of the businesses of Centura and merged institutions may be greater than expected; (ii) customer and deposit attrition, or revenue loss, following completed mergers may be greater than expected; (iii) competitive pressure in the banking industry may increase significantly; (iv) changes in the interest rate environment may reduce margins; (v) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration and the possible impairment of collectibility of loans;
(vi) the impact of changes in monetary and fiscal policies, laws, rules and regulations; (vii) the impact of the Gramm-Leach-Bliley Act of 1999; (viii) changes in business conditions and inflation; and (ix) other risks and factors identified in Centura's filings with the Securities and Exchange Commission and other regulatory bodies.

                                      # # #